Exhibit 2.1

Deed of Variation - Scheme

Implementation Deed

Lionheart III Corp

and

Empatan PLC

and

Security Matters Limited

ACN 626 192 998

Table of Contents

1.	Definitions and interpretation	1
1.1	Definitions	1
1.2	Interpretation	1

2.	Variation of SID	2
2.1	Variation	2
2.2	Confirmation of the SID	3
2.3	Prior rights and obligations not affected	3

3.	Inconsistency	3

4.	General	3
4.1	Severability	3
4.2	No variation	3
4.3	Execution and delivery	3
4.4	Counterparts	4
4.5	Governing law and jurisdiction	4

Deed of Variation

Date  08 January 2023

Parties

1.	Lionheart III Corp a Delaware Corporation of 4218 NE 2nd Avenue, Miami, FL 33137 (Lionheart)

2.

Empatan PLC a public limited company incorporated in Ireland with registered number 722009 and a registered address at Mespil Business Centre, Mespil House, Sussex Road, Dublin 4, Ireland, D04 T4A6 (Parent)

3.	Security Matters Limited ACN 626 192 998 of Level 25, 525 Collins Street, Melbourne, Victoria 3000 (SMX)

Background

A.	The parties are parties to the SID.

B.	The parties wish to vary the SID as set out in this Deed to implement changes requested by ASIC and to update further matters.

Agreed terms

1.	Definitions and interpretation

1.1	Definitions

(a)	In this Deed:

ASIC means Australian Securities and Investments Committee;

Business Day means a day that is not a Saturday, Sunday, public holiday or bank holiday in Melbourne;

Deed means this deed including the background, any schedules and any annexures;

Effective Date means the date of this deed;

SID means the Scheme Implementation Deed made between the parties and dated 26 July 2022; and

(b)	Unless otherwise indicated, words or expressions defined in the Deed have the same meaning in this deed.

1.2	Interpretation

In this Deed, unless the context requires otherwise:

(a)	the singular includes the plural and vice versa;

(b)	a gender includes the other genders;

(c)	headings are used for convenience only and do not affect the interpretation of this Deed;

(d)	other grammatical forms of a defined word or expression have a corresponding meaning;

(e)	a reference to a document is to that document as amended, novated, supplemented, extended or restated from time to time;

(f)	a reference to a party is to a party to this deed and includes that party’s executors, administrators, successors, permitted assigns and permitted substitutes;

(g)	“person” includes a natural person, partnership, body corporate, association, joint venture, governmental or local authority, and any other body or entity whether incorporated or not;

(h)	a reference to all or any part of a statute, rule, regulation or ordinance (statute) is to that statute as amended, consolidated, re-enacted or replaced from time to time;

(i)	“include”, “for example” and any similar expressions are not used, and must not be interpreted, as words of limitation;

(j)

a reference to any agency or body that ceases to exist, is reconstituted, renamed or replaced, or has its powers or functions removed (defunct body) is to the agency or body that performs most closely the powers or functions of the defunct body;

(k)	any provision in this Deed which is in favour of more than one person benefits all of them jointly and each of them severally; and

(l)	any provision in this Deed which binds more than one person binds all of them jointly and each of them severally.

2.	Variation of SID

2.1	Variation

With effect on and from the Effective Date, the SID is varied by:

(a)	replacing the definition of Cashless Exercise in the Option Scheme with the revised definition set out in Part A of Schedule 1;

(b)	replacing the definition of Lionheart Material Adverse Effect to the revised definition set out in Part B of Schedule 1;

(c)	replacing the definition of SMX Material Adverse Effect to the revised definition set out in Part C of Schedule 1;

(d)	delete the wording “and acting reasonably” from clause 7.1(a)(i);

(e)	delete the wording “and acting reasonably” from clause 7.1(b)(i);

(f)	delete the wording “and acting reasonably” from clause 7.2; and

(g)

the parties acknowledge that the share capital of SMX has changed since the execution of the SID and the changes set out below are to replace the incorrect share capital currently contained in the SID:

(i)	a total of 167,854,581 SMX Shares on issue;

(ii)	a total of 32,122,957 SMX Options on issue; and

(iii)	a total of 13,050,114 ESOP Options on issue.

2.2	Confirmation of the SID

All provisions of the SID other than those varied by clause 2.1 remain unchanged and continue in full force.

2.3	Prior rights and obligations not affected

3.	This Deed does not affect the rights and obligations of the parties to the extent that they relate to the period prior to the Effective Date.Inconsistency

If there is any inconsistency between the provisions of this Deed and the provisions of the SID, then the provisions of this Deed prevail to the extent of that inconsistency.

4.	General

4.1	Severability

Any provision of this Deed which is invalid in any jurisdiction must, in relation to that jurisdiction:

(a)	be read down to the minimum extent necessary to achieve its validity, if applicable; and

(b)	be severed from this Deed in any other case,

without invalidating or affecting the remaining provisions of this Deed or the validity of that provision in any other jurisdiction.

4.2	No variation

This Deed cannot be amended or varied except in writing signed by the parties.

4.3	Execution and delivery

By executing this Deed, a party intends:

(i)	to be immediately bound by this Deed; and

(ii)	for such execution to constitute delivery of this Deed to each other party.

(b)	Nothing in this clause 4.3 should be taken to exclude any statutory or common law principle applicable to the proper execution and delivery of a deed.

(c)

This clause 4.3 supersedes, terminates and replaces any prior agreements and communications between the parties which indicate that the agreements recorded in this Deed are “subject to contract” or similar arrangements.

4.4	Counterparts

If this Deed consists of a number of signed counterparts, each is an original and all of the counterparts together constitute the same document. A party may sign a counterpart by executing a signature page and electronically transmitting a copy of the signed page to each other party or their authorised representative. Signatures on behalf of one party that are on different counterparts will be taken to be, and have the same effect as, signatures on the same counterpart and on a single copy of this Deed.

4.5	Governing law and jurisdiction

(a)	This Deed is governed by and must be construed in accordance with the laws of Victoria.

(b)

The parties submit to the exclusive jurisdiction of the courts of that State and the Commonwealth of Australia in respect of all matters arising out of or relating to this Deed, its performance or subject matter.

Schedule 1

Part A

Definition—Cashless Exercise

Cashless Exercise means the exercise of that portion of Scheme Options held by each Option Scheme Participant, with the exercise price of such options being reduced to nil, and the expiry of the balance of Scheme Options held by that Option Scheme Participant occurring on the Implementation Date, such that each Option Scheme Participant receives the number of Option Exercise Shares determined in accordance with the Schedule and following which all Scheme Options of the Option Scheme Participant have either been exercised or have expired.

Part B

Definition—Lionheart Material Adverse Effect

Lionheart Material Adverse Effect means any event, matter or circumstance which has, or would be reasonably likely to have, either individually or when aggregated with any other events, matters or circumstances:

(a)	a material adverse effect on the assets, liabilities, financial condition, business or results of operations of the Lionheart Group (taken as a whole); and

(b)

the effect of diminishing the value of the net assets of the Lionheart Group (which net assets shall include the assets in the Trust Fund) by an amount of 20% or more, as compared to the value of the net assets of the Lionheart Group set out in the most recent accounts disclosed to the SEC prior to the date of this Deed, excluding any diminishment of such net assets resulting from redemptions from the Trust Fund, but does not include events, matters or circumstances to the extent resulting from or arising out of:

(c)	changes in general economic, industry, regulatory or political conditions, the securities or other capital markets in general or law;

(d)

any epidemic, pandemic (including COVID-19 or COVID-19 Measures), hurricane, earthquake, flood, weather conditions, calamity or other natural disaster, act of God or other force majeure event (or any worsening of or recovery from any of the foregoing);

(e)	geopolitical conditions, hostilities, civil or political unrest, any acts of war, sabotage, or terrorism (including any outbreak, escalation or worsening of any of the foregoing);

(f)	any change in taxation rates, interest rates or exchange rates;

(g)	any change in generally accepted accounting principles or the authoritative interpretation of them;

(h)

the taking of any action required under this document, the BCA, the Schemes or the transactions contemplated by them, including the Transactions (other than, to the extent not excluded by another clause of this definition, Lionheart’s compliance with its obligations pursuant to clause 9);

(i)

any change in the market price or trading volume of Lionheart Shares or the Lionheart Warrants (but this exception will not prevent the underlying cause or contributing factor of any such change, if not falling within any other exception in this definition, from being taken into account in determining whether there has been a Lionheart Material Adverse Effect);

(j)

any failure, in and of itself, by Lionheart or a member of the Lionheart Group to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period (but this exception will not prevent the underlying cause or contributing factor of any such failure, if not falling within any other exception in this definition, from being taken into account in determining whether there has been a Lionheart Material Adverse Effect);

(k)

the execution, delivery or performance of this document or the BCA, or the announcement of the Schemes or the other transactions contemplated by this document or the BCA (including in the impact of any of the foregoing on the relationship of Lionheart or a member of the Lionheart Group with their respective employees, customers, creditors, suppliers or contractual counterparties), provided that this clause (i) shall not apply with respect to any representation or warranty that addresses the consequences of the execution, delivery or performance of this document or the announcement or pendency of the Scheme or the BCA or the other transactions contemplated by this document or the BCA or with respect to the Conditions Precedent that relate to such representations or warranties;

(l)	the identity of, or any facts or circumstances relating to, SMX or any member of the SMX Group;

(m)

any actions, suits or claims arising from allegations of a breach of fiduciary duty or violation of securities laws, in each case relating to this document, the Schemes, the BCA or the transactions contemplated by this document or the BCA; or

(n)	any action (or the failure to take any action) with the written consent or at the written request of SMX,

except, in the case of each of the foregoing clauses (a), (b), (c), (d) and (e), if the effects of such events, matters or circumstances are disproportionately adverse to the Lionheart Group as compared to the effects on other companies in the industry in which the Lionheart Group operates, and then solely to the extent of such disproportionate effect.

Part C

Definition—SMX Adverse Effect

SMX Material Adverse Effect means any event, matter or circumstance which has, or would be reasonably likely to have, either individually or when aggregated with any other events, matters or circumstances,

(a)	a material adverse effect on the assets, liabilities, financial condition, business or results of operations of the SMX Group (taken as a whole); and

(b)	the effect of diminishing the value of the net assets of the SMX Group by an amount of 20% or more, as compared to the value of the net assets of the SMX Group set out in the 30 June 2022 accounts,

but does not include events, matters or circumstances to the extent resulting from or arising out of:

(c)	changes in general economic, industry, regulatory or political conditions, the securities or other capital markets in general or law;

(d)

any epidemic, pandemic (including COVID-19 or COVID-19 Measures), hurricane, earthquake, flood, weather conditions, calamity or other natural disaster, act of God or other force majeure event (or any worsening of or recovery from any of the foregoing);

(e)	geopolitical conditions, hostilities, civil or political unrest, any acts of war, sabotage, or terrorism (including any outbreak, escalation or worsening of any of the foregoing);

(f)	any change in taxation rates, interest rates or exchange rates;

(g)	any change in generally accepted accounting principles or the authoritative interpretation of them;

(h)

the taking of any action required under this document, the BCA, the Schemes or the transactions contemplated by them, including the Transactions (other than, to the extent not excluded by another clause of this definition, SMX’s compliance with its obligations pursuant to clause 9);

(i)

any change in the market price or trading volume of SMX Shares (but this exception will not prevent the underlying cause or contributing factor of any such change, if not falling within any other exception in this definition, from being taken into account in determining whether there has been an SMX Material Adverse Effect);

(j)

any failure, in and of itself, by SMX or a member of the SMX Group to meet any internal or published projections, forecasts, estimates or predictions of revenues, earnings or other financial or operating metrics for any period (but this exception will not prevent the underlying cause or contributing factor of any such failure, if not falling within any other exception in this definition, from being taken into account in determining whether there has been an SMX Material Adverse Effect);

(k)

the execution, delivery or performance of this document or the BCA, or the announcement of the Schemes or the other transactions contemplated by this document or the BCA (including the impact of any of the foregoing on the relationship of SMX or a member of the SMX Group with their respective employees, customers, creditors, suppliers or contractual counterparties), provided that this clause (i) shall not apply with respect to any representation or warranty that addresses the consequences of the execution, delivery or performance of this document or the announcement of the Schemes or the other transactions contemplated by this document or the BCA or with respect to the Conditions Precedent that relate to such representations or warranties;

(l)	the identity of, or any facts or circumstances relating to, Lionheart or any member of the Lionheart Group;

(m)

actions, suits or claims arising from allegations of a breach of fiduciary duty or violation of securities laws, in each case relating to this document, the Schemes or the BCA or the transactions contemplated by this document or the BCA; or

(n)	any action (or the failure to take any action) with the written consent or at the written request of Lionheart,

except, in the case of each of the foregoing clauses (a), (b), (c), (d) and (e), if the effects of such events, matters or circumstances are disproportionately adverse to the SMX Group as compared to the effects on other companies in the industry in which the SMX Group operates, and then solely to the extent of such disproportionate effect.

Executed as a deed

Signed for and on behalf of Lionheart III Corp by its duly authorised representative:

/s/ Paul Rapisarda
Signature of authorised representative By executing this agreement the representative staters that they have received no notice that their authority to do so has been revoked

Paul Rapisarda
Name (please print)
Signed and delivered for and on behalf of and as a deed of Empatan PLC by its lawful appointed attorney in the presence of:

/s/ Doron Afik	/s/ Haggai Alon /s/ Amir Bader
Signature of witness	Signature of attorney

Doron Afik	Haggai Alon Amir Bader
Name of witness (please print)	Name of attorney (please print)

103 Hahashmonaim St., Tel Aviv, Israel
Address of witness

Attorney
Occupation of witness

Executed by Security Matters Limited ACN 626 192 998 in accordance with section 127(1) of the Corporations Act 2001 (Cth):

/s/ Ed Hofland	/s/ Haggai Alon
Signature of director	Signature of director

Ed Hofland	Haggai Alon
Name (please print)	Name (please print)